                                                                     EXHIBIT 4.3



                               PURCHASE AGREEMENT

                              DATED MARCH 31, 2000

                                    BETWEEN

                           DIVINE INTERVENTURES, INC.

                                      AND

                            BANCBOSTON CAPITAL INC.

                               TABLE OF CONTENTS

Section 1.  Authorization, Purchase and Sale..........................................................................   1

     1A.     Authorization of the Class C Common Stock................................................................   1
     1B.     Purchase and Sale of the Class C Common Stock............................................................   1

Section 2.  The Closing...............................................................................................   2

Section 3.  Representations and Warranties of the Company.............................................................   2

     3A.     Organization and Corporate Power.........................................................................   2
     3B.     Authorization; No Breach.................................................................................   2
     3C.     Title to Shares..........................................................................................   3
     3D.     Governmental Consent, etc................................................................................   3
     3E.     Disclosure...............................................................................................   3

Section 4.  Representations, Warranties and Covenants of Purchaser....................................................   3

     4A.     Organization and Corporate Power.........................................................................   4
     4B.     Authorization; No Breach.................................................................................   4
     4C.     Governmental Consent, etc................................................................................   4
     4D.     Investment Representations...............................................................................   4
     4E.     Purchaser's Principal Place of Business..................................................................   6
     4F.     Solicitation of Proxies..................................................................................   6
     4G.     No Group.................................................................................................   6

Section 5.  HSR Filings...............................................................................................   7

Section 6.  Conditions of the Purchaser's Obligations at the Closing..................................................   7

     6A.     Representations and Warranties...........................................................................   7
     6B.     Performance..............................................................................................   7
     6C.     Officer's Certificate....................................................................................   7
     6D.     Opinion of Company Counsel...............................................................................   8
     6E.     Amended Certificate of Incorporation.....................................................................   8

Section 7.  Conditions of the Company's Obligations at the Closing....................................................   8

     7A.     Representations and Warranties...........................................................................   8
     7B.     Performance..............................................................................................   8
     7C.     Officer's Certificate....................................................................................   8

Section 8.  Termination...............................................................................................   8

Section 9.  Indemnification...........................................................................................   9

     9A.       Company Indemnification................................................................................   9
     9B.       Purchaser Indemnification..............................................................................   9
     9C.       Survival of Representations and Warranties.............................................................   9
Section 10.    Definitions............................................................................................  10

Section 11. Miscellaneous. ...........................................................................................  10

     11A.      Expenses...............................................................................................  10
     11B.      Remedies...............................................................................................  10
     11C.      Legends................................................................................................  11
     11D.      Lock-up Agreements.....................................................................................  13
     11E.      Successors and Assigns.................................................................................  13
     11F.      Severability...........................................................................................  13
     11G.      Counterparts...........................................................................................  13
     11H.      Descriptive Headings; Interpretation...................................................................  13
     11I.      Governing Law..........................................................................................  14
     11J.      Notices................................................................................................  14
     11K.      No Strict Construction.................................................................................  15

Exhibit A -  Form of Opinion of Katten Muchin Zavis

                          DIVINE INTERVENTURES, INC.

                              PURCHASE AGREEMENT



          THIS PURCHASE AGREEMENT (this "Agreement") is made as of March 31,
                                         ---------
2000 between divine interVentures, inc., a Delaware corporation (the "Company"),
                                                                      -------
and BancBoston Capital Inc., a Massachusetts corporation (the "Purchaser").
                                                               ---------
Except as otherwise indicated herein, capitalized terms used herein are defined in Section 10 hereof.
   ----------

     WHEREAS, the parties desire to enter into a long-term strategic relationship as further described herein.

     WHEREAS, as part of such strategic relationship, Purchaser desires to make an investment in the Company, on the terms and conditions described herein.

     WHEREAS, such strategic relationship and the agreement entered into by the Company and the Purchaser in connection therewith, is a condition to the execution and delivery of this Agreement and the issuance to the Purchaser of the Company's equity securities.

     NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          Section 1.  Authorization, Purchase and Sale.
                      --------------------------------

          1A.  Authorization of the Class C Common Stock.  The Company shall
               -----------------------------------------
authorize the issuance and sale to the Purchaser of an aggregate number of shares of its Class C Non-voting Common Stock, par value $0.001 per share (the "Class C Common Stock") to meet the calculation set forth in Section 1B below.
 --------------------                                        ----------
The Class C Common Stock is convertible into shares of the Company's Class A Common Stock on a one-for-one basis at the option of Purchaser at any time; provided that the Purchaser complies with the requirements of Section 5 hereof.
                                                              ----------

          1B.  Purchase and Sale of the Class C Common Stock.  The Company shall
               ---------------------------------------------
sell to the Purchaser, and subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, upon the consummation of a Qualified IPO, that number of shares of Class C Common Stock equal to the result of $25,000,000 divided by the purchase price stated on the face of the final prospectus in connection with the Qualified IPO as the price per share to the public of the Company's Class A Common Stock in the Qualified IPO, which purchase price shall be paid in immediately available funds; provided, however, that in no event shall Purchaser purchase from the Company, or the Company sell to Purchaser, a number of shares of Class C Common Stock and/or Class A Common Stock which would cause the underwriters of the Qualified IPO and their related persons to have received securities constituting underwriting compensation which exceed the limitation set forth in Section 2710 (c)(6)(B)(x) of the NASD

Rules of Conduct governing Unreasonable Terms and Arrangements of Underwriting Compensation and Arrangements, as such limitation may be in effect at the time of the Closing, including any amendments after the date hereof.

          The parties acknowledge that such limitation, as of the date hereof, would limit the underwriters and their related persons to a maximum of 10% of the public offering, or 2 million shares assuming an offering of 20,000,000 shares, and that based on the Company's current information after deducting 675,00 shares which are owned by the underwriters or their related persons, the Purchaser would purchase 1,325,000 shares of Class C Common Stock.

          Section 2.  The Closing.  The closing of the purchase and sale of the
                      -----------
Class C Common Stock to the Purchaser (the "Closing") shall take place at the
                                            -------
offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, IL 60661, immediately following the consummation of the Qualified IPO. At the Closing, the Company shall deliver a stock certificate or stock certificates evidencing all of the shares of the Class C Common Stock to be purchased by Purchaser hereunder, registered in Purchaser's name, upon the payment of the aggregate purchase price therefor, by wire transfer of immediately available funds to an account designated by the Company to Purchaser prior to the Closing.

          Section 3.  Representations and Warranties of the Company.  As a
                      ---------------------------------------------
material inducement to the Purchaser to enter into this Agreement and purchase the Class C Common Stock, the Company hereby represents and warrants that:

          3A.  Organization and Corporate Power.  The Company is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party.

          3B.  Authorization; No Breach.
               ------------------------

               (i) The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party will have been duly authorized by the Company as of the Closing upon the approval hereof by the Company, its Board of Directors and its stockholders. This Agreement and the Transaction Documents to which the Company is a party will each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms as of the Closing.

               (ii) The execution and delivery by the Company of this Agreement and all Transaction Documents to which the Company is a party, the sale and issuance of the Class C Common Stock hereunder, the issuance of the Class A Common Stock upon conversion of Class C Common Stock (except, with respect thereto, any filings required under the HSR Act and the termination or expiration of any applicable waiting period under the HSR Act), and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing
     (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the amended and restated bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject, except for the filing of the Amended Certificate and any filings required after the date hereof under federal or state securities laws.

          3C.  Title to Shares.  Upon issuance in accordance with the terms
               ---------------
hereof, the Class C Common Stock to be purchased hereunder, and the Class A Common Stock issuable upon conversion of such shares of Class C Common Stock, will be duly and validly issued, fully paid, nonassessable, and the Purchaser will have good and marketable title to such shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder (including Sections 11C and 11D below) and under the other agreements
                     ------------     ---
contemplated hereby, (b) transfer restrictions under federal and state securities laws and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

          3D.  Governmental Consent, etc.  Except for any filings required under
               -------------------------
the HSR Act with respect to the conversion of the Class C Common Stock into Class A Common Stock and the termination or expiration of any applicable waiting period under the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or any of the Transaction Documents to which the Company is a party, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          3E.  Disclosure.  (a) The Company has provided the Purchaser with a
               ----------
copy of Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 333-92851) as filed with the Securities and Exchange Commission on March 16, 2000 (the "Registration Statement"), and will provide the Purchaser with a copy of any and all amendments to the Registration Statement filed, by the Company with the Securities and Exchange Commission prior to the Closing. (b) To the best of the Company's knowledge as of the date hereof, neither this Agreement, any Transaction Document to which the Company is a party nor the Registration Statement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          Section 4.  Representations, Warranties and Covenants of Purchaser.
                      ------------------------------------------------------
As a material inducement to the Company to enter into this Agreement and issue and sell Class C

Common Stock to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing) that:

          4A.  Organization and Corporate Power.  The Purchaser is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of Massachusetts and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect in the financial condition, operating results or assets of the company. The Purchaser possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

          4B.  Authorization; No Breach.
               ------------------------

               (i) The execution, delivery and performance of this Agreement and each of the Transaction Documents to which Purchaser is a party have been duly authorized by Purchaser. This Agreement and each of the Transaction Documents hereby to which Purchaser is a party each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms as of the Closing.

               (ii) The execution and delivery by Purchaser of this Agreement and Transaction Documents to which Purchaser is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not and shall not as of the Closing (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of Purchaser, or any law, statute, rule or regulation to which Purchaser is subject, or any agreement, instrument, order, judgment or decree to which Purchaser is subject, other than filings under the HSR Act in connection with the conversion of the Class C Common Stock into Class A Common Stock and the termination or expiration of any applicable waiting period under the HSR Act.

          4C.  Governmental Consent, etc.  Except for any filings required under
               --------------------------
the HSR Act with respect to the conversion of Class C Common Stock into Class A Common Stock, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or any of the other agreements contemplated hereunder, to which Purchaser is a party, or the consummation by Purchaser of any other transactions contemplated hereby or thereby.

          4D.  Investment Representations.
               --------------------------

               (i)  Investment Purpose.  Purchaser is acquiring the Class C
                    ------------------
     Common Stock and the Class A Common Stock issuable upon conversion of the Class C Common

     Stock (collectively, the "Securities") for its own account, not as a
                               ----------
     nominee or agent, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

               (ii)   Accredited Investor Status.  Purchaser is an "accredited
                      --------------------------
     investor" as that term is defined in Rule 501(a)(3) of Regulation D.

               (iii)  Qualified Institutional Buyer.  Purchaser is a "qualified
                      -----------------------------
     institutional buyer", as such term is defined in Rule 144A promulgated under the Securities Act.

               (iv)   Reliance on Exemptions.  Purchaser understands that the
                      ----------------------
     Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties and agreements of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such securities.

               (vii)  No General Solicitation. The Purchaser initiated
                      -----------------------
     discussions with the Company relating to the purchase and sale of the Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchaser did not initiate such discussions, nor did Purchaser decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including the filing of the Registration Statement.

               (vi)   Information.  Purchaser has been furnished with all
                      -----------
     materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the Company. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Purchaser has received and reviewed a copy of the Registration Statement, including without limitation, the language therein under the caption "Risk Factors".

               (vii)  No Governmental Review.  Purchaser understands that no
                      ----------------------
     United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (viii) Transfer or Resale.  Purchaser understands that: (a) the
                      ------------------
     Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or
     (B) sold in reliance on an exemption therefrom;

     and (b) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, Purchaser represents that it is familiar with SEC Rule 144, and understands the resale limitations imposed thereby and by the Securities Act. Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

               (ix) Sophistication.  Purchaser is an investor in securities of
                    --------------
     companies in the development stage and acknowledges that it is able to fend for itself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated. Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Purchaser can afford a complete loss of its investment in the Securities.

               (x)  Further Limitations of Disposition.  Without in any way
                    ----------------------------------
     limiting the representations set forth above, the Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:

                    (1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (2)(i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

          4E.  Purchaser's Principal Place of Business.  The Purchaser
               ---------------------------------------
represents that its principal place of business is Boston, Massachusetts.

          4F.  Solicitation of Proxies.  Purchaser will not participate in any
               -----------------------
solicitation of proxies by anyone other than the Company with respect to the voting of the Securities.

          4G.  No Group.  Purchaser shall not form or participate in a "group"
               --------
(as defined in Rule 13d-5 of the Exchange Act) with respect to any securities of the Company.

          Section 5.  HSR Filings.
                      -----------

               (a) As promptly as practicable after the date of this Agreement, each of the parties hereto will make any filings required by the HSR Act to be made by it in order to consummate the transactions contemplated hereby and required in connection with the conversion of Class C Common Stock to Class A Common Stock, and each party hereto will cooperate with the other party hereto in connection with any such filings required by the HSR Act. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require any Person, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests, or otherwise take any action that would materially affect its business, in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement. Each of the parties hereto shall promptly provide the other party (or its counsel) copies of all filings made and any materials submitted in connection with the HSR Act. The Class C Common Stock issued to Purchaser (i) may be converted by Purchaser into Class A Common Stock only if all consents, approvals or authorizations of, or declarations to or filings with, any governmental authority, including, without limitation, filings required under the HSR Act and the termination or expiration of any applicable waiting period under the HSR Act, as may be required for such conversion have been obtained or made, as the case may be, to the reasonable satisfaction of the Company and (ii) shall be converted at such time.

                    (b) If Purchaser informs the Company in writing at least five (5) business days prior to the Closing that none of the consents, approvals, authorizations or filings described in clause (i) of the immediately preceding sentence are required, then the Company shall sell, and the Purchaser shall purchase hereunder, shares of Class A Common Stock in lieu of the shares of Class C Common Stock described in Section 1B
                                                                ----------
     above, and this Section 5 shall no longer apply.
                     ---------

          Section 6.  Conditions of the Purchaser's Obligations at the Closing.
                      --------------------------------------------------------
The obligation of the Purchaser to purchase and pay for the Class C Common Stock is subject to the fulfillment, at or before the Closing, of each of the following conditions:

          6A.  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 3, except for those stated to be
                                       ---------
made as of the date hereof, shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or in the Transaction Documents.

          6B.  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          6C.  Officer's Certificate.  The Company shall deliver to the
               ---------------------
Purchaser an Officer's Certificate, stating that (i) the conditions described in Sections 6A, 6B, 6D and 6E have been satisfied; (ii) the Company has made all
-----------  --  --     --
filings under all applicable federal and state securities laws necessary to consummate the transactions contemplated by this Agreement in compliance with such laws; and (iii) all corporate and other proceedings required to be taken by such party in connection with the transactions contemplated hereby to be consummated at or prior to the Closing have been taken.

          6D.  Opinion of Company Counsel.  Purchaser shall have received from
               --------------------------
Katten Muchin Zavis, counsel for the Company, an opinion, dated as of the Closing, in the form of Exhibit A attached hereto.
                        ---------

          6E.  Amended Certificate of Incorporation.  The Company shall deliver
               ------------------------------------
evidence that its Certificate of Incorporation, as amended to reflect the terms of the Class C Common Stock (the "Amended Certificate"), has been filed with the
                                  -------------------
Secretary of State of Delaware and is in full force and effect under the laws of the State of Delaware as of the Closing.

          Section 7.  Conditions of the Company's Obligations at the Closing.
                      ------------------------------------------------------
The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          7A.  Representations and Warranties.  The representations and
               ------------------------------
warranties of Purchaser contained in Section 4 shall be true at and as of the
                                     ---------
Closing as though then made.

          7B.  Performance.  Purchaser shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          7C.  Officer's Certificate.  The Purchaser shall deliver to the
               ---------------------
Company an Officer's Certificate, stating that (i) the conditions described in Sections 7A, 7B and 7D have been satisfied; (ii) the Purchaser has made all
------------ --
filings under all applicable federal and state securities laws necessary to consummate the transactions contemplated by this Agreement in compliance with such laws; and (iii) all corporate and other proceedings required to be taken by such party in connection with the transactions contemplated hereby to be consummated at or prior to the Closing have been taken.

          7D.  Corporate Consents.  The Company shall have obtained the consent
               ------------------
of its Board of Directors and its stockholders authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which the Company is a party, the filing of the Amended Certificate and the issuance and sale of the Class C Common Stock hereunder.

          Section 8.  Termination.  This Agreement may or will be terminated at
                      -----------
any time prior to the consummation of the Closing under the following described circumstances:

               (i) automatically upon the mutual written consent of the Company and the Purchaser;

               (ii) by either of the Company or the Purchaser by delivery of written notice thereof, if the Qualified IPO shall not have been consummated prior to the four-month anniversary of the date of this Agreement; or

               (iii) automatically upon the consummation of the Qualified IPO, if the Closing is not occurring immediately following the Qualified IPO.

          Section 9.  Indemnification.
                      ---------------

          9A.  Company Indemnification.  In consideration of Purchaser's
               -----------------------
execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all
                               -----------
actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a
      -----------------------
result of, or arising out of, or relating to any misrepresentation in or breach of any of the representations and warranties or any nonfulfillment or breach of any covenant or agreement on the part of the Company under this Agreement, provided that the Company shall not be liable to an Indemnitee under this
Section 9A for any liability if such liability is caused solely by such
----------
Indemnitee's fraud, willful misconduct or gross negligence or default or breach under this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          9B.  Purchaser Indemnification.  In consideration of the Company's
               -------------------------
execution and delivery of this Agreement and all of Purchaser's obligations under this Agreement, Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company
                                                                 -------
Indemnitees") from and against any and all actions, causes of action, suits,
-----------
claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Company Indemnified
                                                             -------------------
Liabilities"), incurred by the Company Indemnitees or any of them as a result
-----------
of, or arising out of, or relating to any misrepresentation in or breach of any of the representations and warranties or any nonfulfillment or breach of any covenant or agreement on the part of the Purchaser under this Agreement, provided that the Purchaser shall not be liable to an Company Indemnitee under this Section 9B for any liability if such liability is caused solely by such
     ----------
Company Indemnitee's fraud, willful misconduct or gross negligence or default or breach under this Agreement. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

          9C.  Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties contained herein shall survive the Closing for a period of six (6) months.

          Section 10.  Definitions.  For the purposes of this Agreement, the
                       -----------
following terms have the meanings set forth:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Class A Common Stock" means the Company's Class A Common Stock, par
           --------------------
value $.001 per share.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the Premerger Notification Rules promulgated thereunder.

          "Person" means any individual, partnership, corporation, limited
           ------
liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

          "Qualified IPO" shall mean an underwritten public offering of Class A
           -------------
Common Stock with gross proceeds of not less than $120,000,000.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Transaction Documents" means all documents, instruments, certificates
           ---------------------
or other agreements being delivered in connection with or pursuant to this Agreement.

          Section 11.  Miscellaneous.
                       -------------


          11A. Expenses.  The Company shall pay, and hold the Purchaser and all
               --------
holders of Securities harmless against liability for the payment of the fees and expenses incurred with respect to the enforcement of the rights (in connection with a breach or threatened breach by the Company) granted under this Agreement, the other agreements contemplated hereby to which the Company is a party or the Amended Certificate.

          11B. Remedies.  Each holder of Securities shall have all rights and
               --------
remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          11C. Legends.
               -------

               (i) The certificates evidencing the Securities will include the legend set forth below, which the Purchaser has read and understands:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO INVESTMENT REPRESENTATIONS AND A LOCKUP AGREEMENT WITH THE CORPORATION PURSUANT TO A PURCHASE AGREEMENT DATED MARCH 31, 2000 WHICH RESTRICTS THE TRANSFER THEREOF UNTIL [insert one year anniversary of closing], A COPY OF WHICH CAN BE OBTAINED FROM THE CORPORATION AT ITS EXECUTIVE OFFICES.

               (ii) By accepting the certificates bearing the aforesaid legend, Purchaser agrees, prior to any transfer of the Securities represented by the certificates and subject to the restrictions in Section 11D, to give
                                                         ------------
     written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the following provisions shall apply:

                     (a)  subject to Section 11D, if, in the reasonable opinion
                                     -----------
     of counsel to the Company, the proposed transfer of such Securities may be effected without registration under the Securities Act and applicable state securities acts, the Company shall promptly thereafter notify Purchaser, whereupon Purchaser shall be entitled to transfer such Securities, all in accordance with the terms of the notice delivered by Purchaser and upon such further terms and conditions as shall be required to ensure compliance with the Securities Act and the applicable state securities acts, and, upon surrender of the certificate evidencing such Securities, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the applicable state securities acts; and

                    (b)  subject to Section 11D, if, in the reasonable opinion
                                    -----------
     of counsel to the Company, the proposed transfer of such Securities may not be effected without registration under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to Purchaser, and such proposed transfer shall not be made unless such registration is then in effect.

               (iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

          11D. Lock-up Agreements.  In order to induce the Company to enter into
               ------------------
this Agreement, until the 12-month anniversary of the Closing, Purchaser shall not, directly or indirectly, sell, offer to sell, contract to sell, assign, transfer or otherwise dispose of, or engage in any other transaction (including, without limitation, any pledge, put, call, collar, hedge or short sale) which reduces the risk of ownership of, any of such securities. Purchaser agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the Purchaser except in compliance with the foregoing restrictions.

          11E. Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

          11F. Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11G. Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          11H. Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          11I. Governing Law.  The general corporation law of the State of
               -------------
Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          11J. Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser at the address indicated for Purchaser at the address set forth below or as otherwise indicated on the stock records of the Company, and to the Company at the address indicated below:


     If to the Company:    divine interVentures, inc.
                           4225 Naperville Road, Suite 400
                           Lisle, Illinois 60532
                           Attention: General Counsel

     With a copy to:       Katten Muchin Zavis
                           525 W. Monroe Street
                           Suite 1600
                           Chicago, Illinois 60661-3693
                           Attention: Matthew S. Brown, Esq.

     If to the Purchaser:  BancBoston Capital Inc.
                           c/o BancBoston Ventures
                           175 Federal Street
                           Mail Stop MA DE 10210A
                           Boston, Massachusetts 02110
                           Attention: John J. Cullinane Jr.,
                                      Managing Director

     With a copy to:       BancBoston Capital Inc.
                           c/o BancBoston Ventures
                           175 Federal Street
                           Mail Stop MA DE  10210A
                           Boston, Massachusetts  02110
                           Attention: Timothy A.G. Gerhold,
                                      General Counsel


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          11K. No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                  [Remainder of page intentionally left blank.
                            Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.



                                    DIVINE INTERVENTURES, INC.



                                    By: /s/ Michael P. Cullinane
                                        ------------------------------------
                                           Michael P. Cullinane
                                           Executive Vice President


                                    BANCBOSTON CAPITAL INC.



                                    By: /s/ John Cullinane Jr.
                                        ------------------------------------
                                    Its: Managing Director
                                        ------------------------------------





                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)